Exhibit 10.36
Fairfax Inc. and Crum & Forster Holdings Corp.
Addendum to Tax Sharing Agreement
In order to align the Fairfax, Inc. and Crum & Forster Holdings Corp. Tax Allocation Agreement, effective June 5, 2003, (the “Tax Sharing Agreement” ), with tax planning strategy, and ensure that the net operating losses of Crum & Forster Holdings Corp. (“CFHC”) are reimbursed by Fairfax, Inc. before their expiration, in the event CFHC implements the tax planning strategy in which they elect to file a consolidated tax return with their subsidiaries for financial tax accounting purposes under the Tax Sharing Agreement, Fairfax Inc. agrees to reimburse CFHC for net operating losses utilized in consolidation.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized officers to be effective January 1, 2005.

FAIRFAX, INC
By:	/s/ John Cassil
	Name:	John Cassil
	Title:	Vice President

Crum & Forster Holdings Corp.
By:	/s/ Mary Jane Robertson
	Name:	Mary Jane Robertson
	Title:	Executive Vice President